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                                                                    EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the use of our report (and all references to our firm) included in or made a part of this registration statement.


/s/  Arthur Andersen LLP
ARTHUR ANDERSEN LLP











Atlanta, Georgia
October 21, 1997